                           SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                               (AMENDMENT No.   )

Filed by the Registrant  [ X ]

Filed by a Party other than the Registrant  [   ]

Check the appropriate box:

[   ]  Preliminary Proxy Statement           [   ]  CONFIDENTIAL, FOR USE OF THE
                                                    COMMISSION ONLY (AS PERMITTED BY RULE
                                                    14a-6(e)(2))
[ X ]  Definitive Proxy Statement
[   ]  Definitive Additional Materials
[   ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                               F.N.B. CORPORATION
--------------------------------------------------------------------------------
               (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

--------------------------------------------------------------------------------
   (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):

[ X ]  No fee required.

[   ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

       (1) Title of each class of securities to which transaction applies:

           ---------------------------------------------------------------

       (2) Aggregate number of securities to which transaction applies:

           ---------------------------------------------------------------

       (3) Per unit or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

           ---------------------------------------------------------------

       (4) Proposed maximum aggregate value of transaction:

           ---------------------------------------------------------------

       (5) Total fee paid:

           ---------------------------------------------------------------

[   ]  Fee paid previously with preliminary materials.

[   ]  Check box if any part of the fee is offset as provided by Exchange Act
       Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       (1) Amount Previously Paid:

      ----------------------------- ----------------------------------------
       (2) Form, Schedule or Registration Statement No.:

      ----------------------------------------------------------------------
       (3) Filing Party:

      ----------------------------------------------------------------------
       (4) Date Filed:

      ----------------------------------------------------------------------

                                     [LOGO]

F.N.B. CORPORATION
Hermitage Square * Hermitage, Pennsylvania 16148-3389              412/981-6000

   A Bank Holding Company formed under the Bank Holding Company Act of 1956, as amended, operating under Regulations of the Board of Governors of the
                             Federal Reserve System


                                                                 March 19, 1997

Dear Shareholder:

         It is a pleasure to invite you to attend the Annual Meeting of Shareholders of F.N.B. Corporation. The meeting will be held at our Data Center, located at the corner of South Keel Ridge Road and East State Street, Hermitage, Pennsylvania, on Wednesday, April 23, 1997, at 4:00 p.m.

         At the meeting, you will be asked to consider and vote upon the election of five directors.

         Your vote is important regardless of how many shares of stock you own. If you hold stock in more than one account or name, you will receive a proxy card for each. Please sign and return each card since they represent a separate number of votes. Postage paid envelopes are provided for your convenience.

         You are cordially invited to attend the Annual Meeting. Regardless of whether you plan to attend, please date and return the enclosed proxy card(s) as soon as possible. This will not prevent you from voting at the meeting, but will assure that your vote is counted if you are unable to attend.

         As always, the directors, management and staff thank you for your continued support and interest in F.N.B. Corporation.


                                                  Sincerely,

                                                  /s/ PETER MORTENSEN
                                                  -----------------------------
                                                  Peter Mortensen
                                                  Chairman and President


Principal Subsidiaries
-------------------------------------------------------------------------------
   First National Bank of Pennsylvania               Founded 1864
   Citizens Budget Co. - Youngstown                  Founded 1927
   F.N.B. Consumer Discount Company                  Founded 1979
   Bucktail Bank & Trust Company                     Founded 1928
   Reeves Bank                                       Founded 1868

   The Metropolitan Savings Bank of Ohio             Founded 1922
   Mortgage Service Corporation                      Founded 1944
   First County Bank                                 Founded 1988
   Dollar Savings Association                        Founded 1898
   Regency Consumer Discount Co., Inc.               Founded 1983

                               F.N.B. CORPORATION

                    ----------------------------------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                    ----------------------------------------


         Notice is hereby given that the Annual Meeting of the Shareholders of F.N.B. Corporation (the "Corporation") will be held at the F.N.B. Data and Accounting Center, located at the corner of South Keel Ridge Road and East State Street, Hermitage, Pennsylvania, on Wednesday, April 23, 1997, at 4:00 p.m. Eastern Daylight Time, for the following purposes:

         1.       To elect five (5) directors of the Corporation;

         2. To transact such other business as may properly come before the Annual Meeting and any adjournments thereof.

         As of the date of this Notice, the Board of Directors of the Corporation does not know of any other business to be transacted at the Annual Meeting.

         Only the holders of Common Stock and Series A Preferred Stock of the Corporation of record on the books of the Corporation at the close of business on March 1, 1997 are entitled to notice of and to vote at the Annual Meeting and any adjournments thereof.

         Enclosed with this Notice are a Proxy Statement and form of proxy. All shareholders, whether or not they expect to be present at the meeting, are requested to date and sign the proxy and to return it in the enclosed self-addressed envelope. Prompt compliance with this request will be appreciated. Shareholders who attend the meeting may, if they wish, vote in person even if they have mailed their proxies.

                                              BY ORDER OF THE BOARD OF DIRECTORS

                                              David B. Mogle, Secretary

March 19, 1997

                                                                  March 19, 1997

                               F.N.B. CORPORATION
                                HERMITAGE SQUARE
                       HERMITAGE, PENNSYLVANIA 16148-3389

                                PROXY STATEMENT

         The accompanying proxy is being solicited by F.N.B. Corporation (the "Corporation") in connection with the Annual Meeting of Shareholders to be held on April 23, 1997 pursuant to the preceding Notice of Annual Meeting. The approximate date on which this proxy statement and the accompanying form of proxy are first being sent to shareholders of the Corporation is March 19, 1997. If the proxy is executed and returned, it may nevertheless be revoked by written notice to the Secretary of the Corporation at any time prior to the voting thereof or in open meeting, or by voting in person at the Annual Meeting. Unless the proxy is revoked or contains other instructions, the shares represented thereby will be voted at the meeting in favor of the election of the persons named below as directors.

         The Board of Directors has fixed March 1, 1997 as the record date for determination of shareholders entitled to notice of and to vote at the Annual Meeting. As of that date, the Corporation had outstanding 12,082,131 shares of Common Stock, 23,588 shares of Series A Cumulative Convertible Preferred Stock ("Series A Preferred Stock") and 321,818 shares of Series B Cumulative Convertible Preferred Stock ("Series B Preferred Stock"). The holders of a majority of the shares outstanding and entitled to vote, present in person or represented by proxy, constitute a quorum for the meeting. Holders of Common Stock are entitled to one vote for each share held and holders of Series A Preferred Stock are entitled to 5.1 votes for each share held. Holders of Series B Preferred Stock have no voting rights with respect to their shares of Series B Preferred Stock.

                             ELECTION OF DIRECTORS

         The Bylaws of the Corporation provide that the Board of Directors shall consist of not fewer than 5 nor more than 25 persons, the exact number to be determined from time to time by the Board. The number of directors has been fixed at 23 by the Board of Directors. Proxies will not be voted for a greater number of persons than the number of nominees set forth below. Directors are elected by a plurality of the votes actually cast at the meeting. Abstentions and shares held in "street" name that are not cast at the meeting are not counted. Neither the holders of Common Stock nor the holders of Series A Preferred Stock have cumulative voting rights in the election of directors.

         The Bylaws of the Corporation also provide for classification of the directors with respect to the time for which they shall severally hold office. The Board is divided into four classes with the term of office of the directors of each class to expire at the fourth annual meeting after their election. At each succeeding annual meeting of shareholders, successors to the directors of the class whose term expires are elected. Each director shall hold office for the term for which he/she is elected and thereafter until his/her successor is duly elected and qualified or until his/her earlier death, resignation or removal.

         As a result of the Southwest Banks, Inc. affiliation completed in January 1997, four new directors were appointed to the Board of Directors, in classes to equalize the terms. Joining the Corporation's Board are James S. Lindsay, Edward J. Mace, Richard C. Myers and Gary L. Tice, all of whom are Directors of Southwest Banks, Inc. Additionally, Mr. Sollenberger and Dr. Lowe, whose terms expire this year, have decided not to stand for re-election to the Board due to pending plans for retirement.

         Charles T. Cricks, Henry M. Ekker, Thomas W. Hodge, James S. Lindsay and Paul P. Lynch, all of whom have expressed their willingness to serve, have been nominated for election as directors of the Corporation to hold office for the term described and until their successors are elected and have qualified. All of the nominees are presently Directors of the Corporation. In the event one or more of such persons is unable or unwilling to serve as a director for any reason (and the Corporation knows of no such reason), the persons named in the enclosed proxy will vote for the other nominees named and such substituted nominees as may be nominated by the Board of Directors.

            INFORMATION CONCERNING DIRECTORS AND EXECUTIVE OFFICERS

         Information concerning directors and executive officers is set forth below. The principal occupation of each director and executive officer as of the date hereof and for the past five years is included in the table. The information concerning beneficial ownership of Common Stock and Series B Preferred Stock is based upon information received as of March 1, 1997. No director or executive officer of the Corporation is the beneficial owner of any shares of Series A Preferred Stock.

                                                                                                      Amount and
                                                                      Amount and                      Nature of
                                                                      Nature of                       Beneficial
                                                      Expiration      Beneficial                      Ownership
                                                      of Term of     Ownership of       Percent      of Series B      Percent
               Name and                    Director    Office as      Common Stock         of         Preferred          of
         Principal Occupation         Age    Since    Director (a)       (b)(c)         Class (d)      Stock (e)      Class (d)
---------------------------------------------------------------------------------------------------------------------------------
PETER MORTENSEN                       61     1974         1998          102,660(f)                         981
Chairman & President of the
Corporation; and Chairman of First
National Bank of Pennsylvania
("First National Bank"), a
subsidiary

STEPHEN J. GURGOVITS                  53     1981         2000           45,193(f)(g)                        0
Executive Vice President of the
Corporation since 1995, Senior
Vice President of the Corporation
1988-1995; and President & Chief
Executive Officer of First National
Bank

GARY L. TICE                          49     1997         1998           69,094(h)                           0
Executive Vice President of the
Corporation since 1997; and
Chairman, President & Chief
Executive Officer of Southwest
Banks, Inc., a subsidiary, since
1997

W. RICHARD BLACKWOOD                  55     1985         2000           91,084                          8,100           2.5
President, Harry Blackwood Inc.
(insurance and real estate)

WILLIAM B. CAMPBELL                   58     1975         2000           73,527(i)(j)                        0
Retired Business Executive

                                                                                                       Amount and
                                                                       Amount and                      Nature of
                                                                       Nature of                       Beneficial
                                                       Expiration      Beneficial                      Ownership
                                                       of Term of     Ownership of       Percent      of Series B      Percent
               Name and                    Director    Office as      Common Stock          of         Preferred         of
         Principal Occupation         Age    Since    Director (a)       (b)(c)         Class (d)      Stock (e)      Class (d)
---------------------------------------------------------------------------------------------------------------------------------
CHARLES T. CRICKS                     47     1994         1997             43,789(k)                        0
Executive Vice President and Chief
Operating Officer, Health Care
Solutions, Inc.

HENRY M. EKKER, ESQ.                  58     1994         1997             10,581                           0
Attorney at Law, Partner of Ekker,
Kuster & McConnell

THOMAS C. ELLIOTT                     73     1991         1998             17,680                           0
President & Treasurer, Elliott Bros.
Steel Co. (steel processor)

THOMAS W. HODGE                       71     1975         1997             33,413(i)                        0
Retired Business Executive

JAMES S. LINDSAY                      48     1997         1997             95,233(l)                        0
Managing Partner, Dor-J's
Partnership; Licensed Real Estate
Broker, The Lindsay Company

GEORGE E. LOWE, D.D.S.                71     1975         1997              5,831                           0
Dentist

PAUL P. LYNCH                         45     1991         1997             90,631(m)                      200
Attorney at Law; President & Chief
Executive Officer, Lynch Brothers
Investments, Inc. (real estate)

EDWARD J. MACE                        40     1997         1998             71,900(n)                        0
Edward J. Mace, Certified Public
Accountant; Chief Operating
Officer, Ribek Corporation

ROBERT S. MOSS                        59     1994         1998              6,449                           0
President, Associated Contractors
of Conneaut Lake, Inc. (general
contractors)

RICHARD C. MYERS                      68     1997         2000             66,921                           0
Director, Naples Dodge, Inc.;
Retired President, Naples Dodge,
Inc.

JOHN R. PERKINS                       69     1985         2000             57,179(o)                        0
Retired Vice President of the
Corporation; and Chairman
Emeritus of the Board of
Metropolitan

                                                                                                       Amount and
                                                                       Amount and                      Nature of
                                                                       Nature of                       Beneficial
                                                       Expiration      Beneficial                      Ownership
                                                       of Term of     Ownership of       Percent      of Series B      Percent
               Name and                    Director    Office as      Common Stock          of         Preferred         of
         Principal Occupation         Age    Since    Director (a)       (b)(c)         Class (d)      Stock (e)      Class (d)
---------------------------------------------------------------------------------------------------------------------------------
WILLIAM A. QUINN                      68     1974         1998               3,120                          0
Retired Vice President of the
Corporation; and Retired Executive
Vice President & Cashier of First
National Bank

GEORGE A. SEEDS                       66     1992         2000               5,603                          0
Retired President, Findley Welding
Supply, Inc.

WILLIAM J. STRIMBU                    36     1995         1999              37,730(p)                       0
President, Nick Strimbu, Inc.
(common carrier)

ARCHIE O. WALLACE, ESQ.               62     1992         1999            15,698                            0
Attorney at Law, Partner of
Rowley, Wallace, Keck, Karson &
St. John

JOSEPH M. WALTON                      70     1975         1999            19,724                          650
Chairman of the Board, Chief
Executive Officer &  Treasurer,
Jamestown Paint Co. (manufacturer
of paint and varnish)

JAMES T. WELLER                       66     1975         1999            54,896                            0
Chairman of the Board & Chief
Executive Officer, Liberty Steel
Products, Inc. (steel processor)

ERIC J. WERNER, ESQ.                  34     1995         1999               108                            0
Chief Administrative Officer,
General Counsel & Secretary,
Werner Co. (manufacturer of
climbing products and aluminum
extrusions)

DONNA C. WINNER                       50     1994         2000           275,179           2.3              0
Co-Owner, The Radisson
Shenango, Tara - A Country Inn,
The Winner (clothing store)

JOHN W. ROSE                          47      N/A          N/A         52,455(f)                       24,000            7.5
Executive Vice President of the
Corporation since 1995; President
of McAllen Capital Partners, Inc.
1992 - 1995; President of
Livingston Financial Group 1988-
1992 (q)

                                                                                                       Amount and
                                                                       Amount and                      Nature of
                                                                       Nature of                       Beneficial
                                                       Expiration      Beneficial                      Ownership
                                                       of Term of     Ownership of       Percent      of Series B      Percent
               Name and                    Director    Office as      Common Stock          of         Preferred         of
         Principal Occupation         Age    Since    Director (a)       (b)(c)         Class (d)      Stock (e)      Class (d)
---------------------------------------------------------------------------------------------------------------------------------
WILLIAM J. RUNDORFF                   48      N/A          N/A         18,076(f)                              0
Executive Vice President of the
Corporation since 1995, Vice
President of the Corporation 1991-
1995; and Vice President of First
National Bank since 1991

SAMUEL K. SOLLENBERGER                59     1988         1997         23,333(f)                            800
Vice President of the Corporation;
and Chairman & Chief Executive
Officer of The Metropolitan
Savings Bank of Ohio
("Metropolitan"), a subsidiary,
since 1996 & President of
Metropolitan 1989-1995 and 1997

JOHN D. WATERS                        50      N/A          N/A          7,614(f)                              0
Vice President & Chief Financial
Officer of the Corporation; and
Senior Vice President & Chief
Financial Officer of First National
Bank since June 1994; Executive
Vice President & Chief Financial
Officer, WSFS Financial
Corporation 1988-1993
=================================================================================================================================

All directors, director nominees and executive officers as a group (28 persons), as the beneficial owners of 1,166,741 shares of the outstanding Common Stock, owned 9.7% of the Common Stock of the Corporation as of March 1, 1997 and controlled 9.6% of the outstanding voting power of the Corporation's issued and outstanding stock.

(a) The term of office for directors expires at the annual meeting to be held during the year shown.

(b) Includes (1) the following shares which the officer or director has the right to acquire within sixty days upon exercise of stock options and/or warrants: Mr. Mortensen, 26,066 shares; Mr. Gurgovits, 20,739 shares; Mr. Sollenberger, 15,677 shares; Mr. Rundorff, 14,687 shares; Mr. Rose, 1,680 shares; Mr. Waters, 2,871 shares; Mr. Lindsay, 9,125 shares; Mr. Mace, 1,305 shares; Mr. Myers, 9,560 shares; and Mr. Tice, 45,921; and (2) shares which the officer or director has the right to acquire by conversion of shares of Series B Preferred Stock. Shares of Series B Preferred Stock are convertible into shares of Common Stock at the ratio of 2.0453 shares of Common Stock per share of Series B Preferred Stock.

(c) Except as otherwise indicated, each director possesses sole voting power and sole investment power as to all shares listed opposite his or her name or shares these powers with his or her spouse or a wholly owned company. This does not include the following shares held of record by the director's spouse or children, or held in trust, and as to which each director disclaims beneficial ownership: Mr. Mortensen, 248 shares; Mr. Hodge, 2,189 shares; Mr. Lindsay, 7,404 shares; Mr. Walton, 5,518 shares; and Mr. Weller, 10,312 shares.

(d)      Unless otherwise indicated, represents less than 1% of the class.

(e) Except as otherwise indicated, each director possesses sole investment power as to all shares listed opposite his or her name or shares these powers with his or her spouse or a wholly owned company. This does not include 650 shares held of record by Mr. Walton's wife and as to which Mr. Walton disclaims beneficial ownership.

(f) Does not include shares awarded as an employer matching contribution as a part of the Corporation's 401(k) Plan.

(g) Includes 3,776 shares owned by Mr. Gurgovits' wife as a participant in her employer's profit sharing program; and 44 shares held by Mr. Gurgovits as trustee for his daughter.

(h) Includes 1,384 shares jointly owned by Mr. Tice and his two children; 3,649 shares jointly owned by Mr. Tice and his mother; 425 shares owned by Mr. Tice's wife; and 3,493 shares held by the Southwest Banks, Inc. and Affiliates Salary Savings KSOP for which Mr. Tice has voting power.

(i) Includes 9,296 shares held in irrevocable trusts by the Trust Department of First National Bank. A committee which includes Messrs. Campbell and Hodge holds sole voting power over the shares, while the Trust Department possesses sole investment power over such shares.

(j) Includes 621 shares owned by Mr. Campbell's wife and 696 shares held in trust for his daughter, as to which Mr. Campbell shares voting and investment power.

(k)      Includes 3,551 shares held by Mr. Cricks as trustee for his children.

(l) Includes 9,435 shares held by Mr. Lindsay as custodian for his three children; 55,945 shares owned by Dor-J's Partnership, of which Mr. Lindsay is the managing partner; and 1,050 shares held by Mr. Lindsay as trustee for his mother.

(m) Includes 30,956 shares owned by Mr. Lynch's wife; 848 shares owned by Mr. Lynch as custodian for his daughters; 703 shares owned by Mr. Lynch's wife as custodian for his daughters; and 564 shares owned by Mr. Lynch's mother as custodian for his daughter.

(n) Includes 318 shares held by Mr. Mace as custodian for his three children; 4,216 shares held by Mr. Mace as trustee for certain unrelated beneficiaries; 19,171 shares held by the Ribek Corporation Defined Contribution Pension Trust of which Mr. Mace is a Trustee; and 38,343 shares owned by Ribek Corporation of which Mr. Mace is Chief Operating Officer.

(o) Includes 2,164 shares jointly owned by Mr. Perkins and his daughter; and 11,819 shares held by Mr. Perkins as trustee for certain unrelated beneficiaries. Mr. Perkins shares voting and investment power with respect to all such shares.

(p) Excludes 57,997 shares held by Nick Strimbu, Inc. Salaried Employees Profit Sharing Plan of which Mr. Strimbu is a participant.

(q)      Mr. Rose also serves as a director of Monarch Bancorporation.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

         Upon review of Forms 3, 4 and 5 furnished to the Corporation during or with respect to its most recent fiscal year, the Corporation has determined that no officer, director or 10 percent shareholder of the Corporation failed to timely file or failed to file a report during 1996 as required by Section 16(a) of the Securities Exchange Act of 1934, except that Mr. Werner did not file, on a timely basis, a report for one transaction.

Directors' Fees

         During 1996, each non-employee director was paid an annual retainer of $4,000 and $1,000 for each quarterly Board meeting attended. Additionally, certain non-employee directors were compensated for their attendance at various committee meetings of the Corporation's subsidiaries at rates ranging from $150 to $300 per meeting attended.

         Each director of the Corporation may elect to receive shares of common stock in lieu of cash as their compensation for attendance at regular and committee meetings of the Board of Directors of the Corporation pursuant to the F.N.B. Corporation Directors' Compensation Plan (the "Plan"). The number of shares of common stock to be issued shall equal the number of shares of common stock that may be purchased (or having a market value equal to) the amount of cash otherwise payable to such Director by the Corporation for attendance at such meetings. During 1996, all Directors except Dr. Lowe elected to receive some portion of their fees in stock.

         A Director may elect to defer receipt of all of his annual fees payable under the Plan in shares for the period beginning on January 1 of the following year and continuing until the Corporation receives written notice from the Director terminating such deferral. Additionally, Messrs. Mortensen, Gurgovits and Tice have elected to participate in this plan by having an amount equal to the director fees paid to non-employee directors deferred from their base salaries.

         If a Director has previously deferred cash fees pursuant to agreements in place prior to adoption of the Plan in 1996, the Director may elect to convert all or a percentage of the cash fees previously deferred in shares rather than cash. During 1996, Messrs. Blackwood, Campbell, Gurgovits, Lynch, Mortensen, Perkins, Walton and Ms. Winner elected to transfer their deferred cash fees into deferred stock. Prior to this transfer, their deferred cash fees accumulated interest at an annual rate of 5.34% from January through June 30 and 5.39% from July 1 through August 1, the date of transfer.

Business Relationships and Related Transactions

         Certain directors and executive officers of the Corporation and its subsidiaries and their associates were customers of, and had loans outstanding from, the Corporation's subsidiaries in the ordinary course of business during 1996. Such loans were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other customers of the Corporation's subsidiaries and did not involve more than the normal risk of collectability or present other unfavorable features.

Board and Committee Meetings

         During 1996, the Board of Directors of the Corporation held four meetings. All directors except for Mr. Werner and Ms. Winner attended at least 75% of the aggregate number of meetings of the Board of Directors and the respective committees on which they serve.

         The Board of Directors has an Audit Committee consisting of Messrs. Hodge, Lynch, Moss, Quinn and Dr. Lowe. Duties of the Audit Committee include engaging independent auditors, reviewing with the independent auditors the plan and results of the auditing engagement, reviewing the activities and recommendations of the Corporation's internal auditors and reviewing the adequacy of internal accounting controls. The Audit Committee met four times during 1996.

         The Board of Directors has a Compensation Committee which includes Messrs. Blackwood, Cricks, Seeds and Weller. During 1996, the Compensation Committee met four times. Duties of the Compensation Committee include reviewing the performance of and establishing compensation for the officers of F.N.B. Corporation and affiliate chief executive officers; reviewing and approving the compensation of affiliate senior officers as proposed by affiliate boards of directors; and reviewing compensation and benefit matters that have corporate-wide significance. The Compensation Committee also administers the 1990 Stock Option Plan, the 1996 Stock Option Plan, the Restricted Stock and Incentive Bonus Plan and the Directors' Compensation Plan (more fully described below).

         The Board of Directors has a Nominating Committee consisting of Messrs. Campbell, Elliott, Perkins, Quinn, Seeds and Walton. During 1996, the Nominating Committee met three times. The Nominating Committee is responsible for selecting and recommending to the Board of Directors nominees for election as director. The Nominating Committee will consider nominees recommended by shareholders of the Corporation. Such recommendations must be made in writing, include a statement of the nominee's qualifications, and be addressed to the Nominating Committee at the address of the Corporation. Shareholders may also nominate persons for election as directors in accordance with the procedures set forth in the Corporation's Bylaws. Written notification of such nomination, containing the required information, must be mailed or delivered to the Secretary of the Corporation not less than 14 days nor more than 50 days prior to the Annual Meeting.

              EXECUTIVE COMPENSATION, BENEFITS AND RELATED MATTERS

                        REPORT OF COMPENSATION COMMITTEE

To Our Shareholders:

Responsibilities and Composition of the Compensation Committee

         The Compensation Committee ("Committee") establishes compensation programs for executive officers of the Corporation and its affiliates that attract, retain, motivate and appropriately reward individuals who are responsible for the Corporation's short- and long-term profitability, growth and return to shareholders; oversees and administers the Corporation's executive compensation programs; and determines the compensation of the Corporation's executive officers. The Committee is comprised entirely of directors who are not officers of the Corporation or its affiliates. Although Mr. Mortensen, Chairman and President of the Corporation, served as an ex officio member of the Committee, he did not participate in any deliberations or decision-making involving his own compensation.

Compensation Philosophy and Objectives

         The central objective of the compensation philosophy of the Corporation is to provide fair and reasonable compensation to all employees, including its executive officers. The Committee maintains that the compensation of the Corporation's executive officers should be determined in accordance with a performance-based framework that enhances shareholder value by integrating the overall financial condition and results, individual contribution, and business unit performance. Within this overall philosophy, the Committee's specific objectives are to: (i) provide annual compensation that takes into account the Corporation's overall performance relative to its financial goals and objectives and the performance of functions and business units under the executive's management and performance against assigned individual goals; (ii) offer a total compensation program that takes into account the compensation practices and financial performance of financial institutions of comparable asset size and complexity for comparable positions based upon an evaluation of the responsibilities of the executive's position and attendant skills and experience; (iii) align the financial interests of the executive officers with those of shareholders by providing significant equity-based long-term incentives; and (iv) target compensation levels for executive officers based on the level of responsibility, scope and complexity of the executive's position relative to other senior management positions and comparative compensation of similarly positioned executives of peer financial institutions.

Compensation Components and Process

         The major components of the Corporation's executive officer compensation are: (i) base salary, (ii) annual incentive awards and (iii) long-term incentive awards (typically in the form of stock options or restricted stock).

         The process utilized by the Committee in determining executive officer compensation levels for all of these components is based upon the Committee's subjective judgment and takes into account both qualitative and quantitative factors. However, the Committee emphasizes that in determining executive officer compensation levels, particular attention is placed on tying a significant portion of executive compensation to the success of the executive officer and the Corporation in meeting predetermined performance goals. In making compensation decisions, the Committee relies upon the work performed by its two independent compensation consultants, Towers Perrin and Strategic Compensation Planning, Inc. The two independent compensation consultants reviewed market data, financial performance, stock performance and other related performance criteria to determine relevant compensation practices of various peer groups. The peer groups developed by the two independent compensation consultants consisted of national, regional and other specially selected groupings of bank holding companies of similar asset size. The peer information provides guidance to the Committee, but the

Committee does not target total executive compensation or any component thereof to any particular point within, or outside, the range of the peer group results.

         In general, the Committee continues to adjust the mix of base salary, annual incentive awards and long-term incentives. Specifically, the Committee's focus was to increase the emphasis on the amount of executive compensation that is at risk.

Base Salary

         Base salaries for executive officers are established at levels considered appropriate in light of the scope of the duties and responsibilities of each officer's position and taking into account peer group compensation practices.

Annual Incentive Awards

         Executive officers received annual cash incentive awards under the Executive Incentive Bonus Plan in accordance with the target payout percentages established by the Committee for 1996.

Long-Term Incentive Awards

         The stock-based awards (stock option awards and restricted stock grants) are generally granted to executive officers on an annual basis. It has been the practice of the Committee to grant stock options and restricted stock to both executive officers and other members of senior management. The stock option awards cannot be issued with an exercise price below the market price of the Corporation's common stock at the time of the award and the exercise price cannot be changed after the award is issued, except to accommodate any dividends, stock splits or conversions which would affect all shareholders. In determining the size of each executive officer's stock option award or restricted stock grant, the Committee considers the results of the peer group review performed by the independent compensation consultants.

         The Committee has historically granted stock options as a means of providing long-term incentives to employees, rather than as a reward for past performance. All stock options granted by the Corporation under the 1990 Stock Option Plan "vest" incrementally over a five-year period based on the optionee's continued employment by the Corporation or one of its principal subsidiaries. The Committee therefore based its 1996 decisions with regard to the stock options granted to its executive officers (including Mr. Mortensen, the CEO) primarily upon the total number of options available for grant and the officer's position, with adjustments for individual performance where appropriate.

         The Committee also granted restricted stock in 1996 to certain executive and other senior officers under the Corporation's Restricted Stock Bonus Plan. The restricted stock grants are to award individuals who made a particularly important contribution to the Corporation in 1996. These grants are also a key component of the Committee's long-term incentive compensation policy because restricted stock granted under the Plan only "vests" incrementally over a five-year period based on the recipient's continued employment by the Corporation or one of its principal subsidiaries.

         Based on a comparison with relevant peer group practices, the independent compensation consultant determined that the Corporation has been substantially below the Corporation's peer group in prior years. As a result, the accumulated value of stock options granted in recent years has been significantly below industry practice. The independent compensation consultant recommended that the Committee consider a special grant of either restricted stock or stock options to those individuals who have contributed to the Corporation's performance over the previous five years. The Committee adopted the independent compensation consultant's recommendation.

Chief Executive Officer Compensation

         In evaluating the compensation of Mr. Peter Mortensen for services rendered in 1996, as Chairman of the Board as well as Chief Executive Officer of the Corporation, the Committee examined both quantitative and qualitative factors.

         In looking at quantitative factors, the Committee reviewed the Corporation's 1996 financial results as compared with those of the peer group and with the Corporation's financial results for 1995. The Committee reviewed the Corporation's record net earnings of $21 million for 1996 (excluding one-time charges concerning the recapitalization of the SAIF fund and costs related to the acquisition of Southwest Banks, Inc.), an increase of 16% from 1995; a 14% increase from 1995 in the Corporation's common stock price; and an 80% increase from 1995 in cash dividends paid on common stock; and other quantitative factors. The Committee did not apply any specific quantitative formula which would assign weights to these performance measures or establish numerical targets for any given factor.

         In addition to the above quantitative accomplishments, the Committee considered the following accomplishments that are qualitative in nature. The Committee recognized Mr. Mortensen's continued leadership in positioning the Corporation strategically as demonstrated by the Corporation's geographic expansion into the Florida banking market. The Committee also recognized his leadership in relation to the placement of greater emphasis on the appropriate allocation of the Corporation's capital for the purpose of providing greater return to shareholders, including, among other things, the pending sale of the Corporation's subsidiary, Bucktail Bank and Trust Company, and the resulting equity investment in Sun Bancorp, Inc. Further, the Committee acknowledged Mr. Mortensen's continued leadership in community reinvestment and economic development activities as evidenced by the fact that all of the Corporation's bank subsidiaries received "satisfactory" or better Community Reinvestment Act ("CRA") ratings, with four subsidiaries having received "outstanding" CRA ratings following their most recent examinations.

         The Committee's decisions relating to Mr. Mortensen's compensation were ratified by the Board. Also, consistent with the principles and procedures outlined in this report, the Committee approved the compensation of the Corporation's other executive officers for 1996 and said decisions were ratified by the Board.

                                       Respectfully submitted,

                                       James T. Weller, Chairman

                                       W. Richard Blackwood

                                       Charles T. Cricks

                                       George A. Seeds

Compensation Committee Interlocks and Insider Participation

         Mr. Mortensen, Chairman and President of the Corporation, served as an ex officio member of the Corporation's Compensation Committee, and did not participate or vote in any deliberations or decision making involving his own compensation.

         Mr. Mortensen serves on the board of directors of Liberty Steel Products, Inc., a closely held corporation which is wholly owned by Mr. Weller and his family. Mr. Weller, a member of the Corporation's Compensation Committee, is Chairman and Chief Executive Officer of Liberty Steel Products, Inc.

Executive Remuneration

         The following table sets forth information regarding remuneration paid by the Corporation and its subsidiaries for the years shown to the Chairman and President of the Corporation and the four other most highly compensated executive officers of the Corporation whose aggregate annual remuneration exceeded $100,000 (the "Named Executive Officers").

=================================================================================================================================
                                                     SUMMARY COMPENSATION TABLE

---------------------------------------------------------------------------------------------------------------------------------
                                                                                    Long Term Compensation
                                                                               ---------------------------------
                            Annual Compensation                                         Awards          Payouts
----------------------------------------------------------------------------------------------------------------
  Name and                                                         Other       Restricted   Securities    LTIP      All Other
  Principal                   Year     Salary        Bonus(1)      Annual         Stock     Underlying   Payouts   Compensation
  Position                              ($)            ($)     Compensation(2) Awards ($)     Options      ($)         ($)
                                                                     ($)                        (#)
---------------------------------------------------------------------------------------------------------------------------------

Peter Mortensen               1996     355,008       101,381       38,016        None       16,800        None       36,446(3),(4)
Chairman and                  1995     347,004        99,243       26,920        None        8,820        None       35,472
President of the              1994     347,005        12,826       13,981        None        6,945        None       45,196
Corporation

Stephen J. Gurgovits          1996     255,000        53,139       10,972        None       14,700        None       23,090(3),(4)
Executive Vice                1995     250,008        78,232       10,529        None        7,717        None       22,256
President of the              1994     250,008         9,101        6,710        None        5,787        None       25,232
Corporation

Samuel K. Sollenberger        1996     171,000        36,634                     None        6,300        None        7,985(3)
Vice President of the         1995     161,000        23,211                     None        6,615        None        7,207
Corporation                   1994     161,000         9,467                     None        4,630        None        7,325

William J. Rundorff           1996     161,004        39,410                     None       12,600        None       11,203(3),(4)
Executive Vice                1995     147,012        35,038                     None        6,615        None        9,885
President of the              1994     140,004         5,376                     None        4,630        None       12,080
Corporation

John W. Rose                  1996     151,008        36,964                     None        8,400        None        3,367(3)
Executive Vice                1995     107,695        25,667       29,285        None          0          None
President of the
Corporation
=================================================================================================================================

1 Amount earned by the officer under the Corporation's Incentive Bonus Plan and/or Performance Compensation Plan.

2 The aggregate amount of payments made to each officer for perquisites or other personal benefits did not exceed 10% of salary and bonus except that in 1995, Mr. Rose received a relocation allowance of $24,818. Amounts shown for Messrs. Mortensen and Gurgovits were reimbursements due to increases in the Federal income tax rates.

3 Includes the following amounts paid or accrued by the Corporation under the following programs to Messrs. Mortensen, Gurgovits, Sollenberger, Rundorff and Rose, respectively: 401(k) Plan (employer matching contributions), $4,500, $4,500, $4,222, $4,500 and $3,367; Basic Retirement Plan (employer matching contributions relating to 401(k) Plan), $16,440, $8,809, $1,762, $2,523 and
  $0; Supplemental Disability, $8,357, $4,842, $2,001, $0 and $0.

4 Includes the following amounts which represent the present value of imputed interest on the Corporation's portion of split dollar life insurance premiums paid during 1996: Mr. Mortensen, $7,149; Mr. Gurgovits, $4,939; and Mr. Rundorff, $4,180. These premiums will be returned to the Corporation upon the earlier of either the death of the covered employee or termination of the policy.

Deferred Compensation

         In addition to the Basic Retirement Plan (more fully described below), the Board of Directors of First National Bank has established a Deferred Compensation Plan (the "Compensation Plan") for Messrs. Mortensen and Gurgovits which commenced January 1, 1986. The Compensation Plan provides for payments of annual benefits of $62,000 for Mr. Mortensen and $25,000 for Mr. Gurgovits for a period of ten years commencing upon the occurrence of: (a) retirement from First National Bank; (b) complete and total disability; or (c) the death of the participant in the event such death occurs prior to retirement.

Performance Compensation Program

         The Corporation's banking subsidiaries have established a Performance Compensation Program ("Program") in which all employees are eligible to participate. The amount of the award available for distribution is based upon that subsidiary's performance with regard to Performance Factors. In 1996, the Performance Factors focused on loan and deposit growth, profitability, asset quality and productivity. The Program also establishes a range of payout percentages which reflect that subsidiary's success in achieving these Performance Factors. This payout percentage is uniformly applied to the gross salaries of each eligible employee. In 1996, Messrs. Mortensen, Gurgovits, Rundorff and Rose did not participate in the Program.

Stock Options

         The Corporation's 1990 Stock Option Plan (the "1990 Plan") and 1996 Stock Option Plan (the "1996 Plan") authorize the grant of incentive stock options, intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), non-statutory stock options (not intended to qualify under Section 422 of the Code), stock appreciation rights ("SARs") and limited stock appreciation rights ("LSARs") to key employees of the Corporation and its subsidiaries. The purposes of these Plans are to promote growth and profitability of the Corporation by enabling it to attract and retain the best available personnel for positions of substantial responsibility, and to provide key employees with an opportunity for investment in the Corporation's Common Stock and to give them an additional incentive to increase their efforts on behalf of the Corporation and its subsidiaries.

         The 1990 Plan and the 1996 Plan are administered by the Committee, which has the authority to determine and designate the key employees to whom options are to be granted, the number of shares to be optioned, the option exercise price, the type of option, the option period, the restrictions, if any, on the shares issuable upon the exercise of the option, the terms for payment of the option price and the terms and conditions of each option. The Committee may include SARs and LSARs in connection with an incentive stock option or a non-statutory stock option, either at the time of grant or, in the case of a non-statutory stock option, at any time thereafter during the term of the stock option.

         Consideration for the options to be granted under these Plans are provided by the optionee's past, present and expected future contributions to the management of the Corporation. No monetary consideration is provided by the optionees with respect to the grant of the options.

         An aggregate of 450,271 and 1,000,000 shares of Common Stock has been reserved for issuance upon exercise of stock options granted under the 1990 Plan and the 1996 Plan, respectively. Options which have been granted under these Plans will expire no later than ten years from the date of grant. Shares not purchased pursuant to options which expire or are terminated unexercised shall again be available for purposes of these Plans. To the extent that SARs or LSARs are exercised, the stock option in connection with which such SARs or LSARs were granted shall be deemed to have been exercised and the shares of Common Stock which otherwise would have been issued upon the exercise of such stock option shall not be the subject of any further grant of options under these Plans.

         Under these Plans, the exercise price for incentive stock options or non-statutory stock options to purchase unrestricted shares is to be determined by the Committee, but may not be less than the fair market value of the Common Stock on the day before the option is granted. The exercise price for non-statutory stock options to purchase restricted shares shall be fixed by the Committee, but may not be less than the fair value of the Common Stock on the date of grant, as determined by the Committee.

         During 1996, stock options covering a total of 166,950 shares of Common Stock were granted to 21 employees under the 1990 Plan. During 1996, no options were granted under the 1996 Plan. As of December 31, 1996, no options granted under the 1990 Plan had been exercised by the executive officers of the Corporation. The following tables show certain information relating to stock options granted during the last fiscal year and aggregated stock options for the named executive officers and all unexercised options held by such officers as of December 31, 1996.

                                             OPTION GRANTS IN LAST FISCAL YEAR

---------------------------------------------------------------------------------------------------------------------------
                                                                                                  Potential Realizable
                                                                                                    Value at Assumed
                                                                                                 Annual Rates of Stock
                                                                                                   Price Appreciation
                                     Individual Grants1                                             for Option Term3
---------------------------------------------------------------------------------------------------------------------------
                           Securities          % of Total
                           Underlying           Options         Exercise
                             Options           Granted to        or Base
                            Granted2          Employees in        Price        Expiration
         Name                  (#)             Fiscal Year       ($/Sh)           Date          5% ($)          10% ($)
---------------------------------------------------------------------------------------------------------------------------
Mr. Mortensen                16,800               10.1            20.36         01/30/06        215,111         545,136
Mr. Gurgovits                14,700                8.8            20.36         01/30/06        188,222         476,994
Mr. Sollenberger              6,300                3.8            20.36         01/30/06         80,666         204,426
Mr. Rundorff                 12,600                7.5            20.36         01/30/06        161,333         408,852
Mr. Rose                      8,400                5.0            20.36         01/30/06        107,555         272,568
---------------------------------------------------------------------------------------------------------------------------

1 Adjusted for 5% stock dividend declared on April 24, 1996.

2 Options were granted on January 30, 1996 and are 20% vested on each of the first through fifth anniversaries of the grant date.

3 In order for the gains to be realized over the ten-year term of the option, the stock price at the end of the period would be $33.16 and $52.81 respectively, reflecting increases in the overall market price of each share of Common Stock of the Corporation by approximately 63% and 159%, respectively.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

----------------------------------------------------------------------------------------------------------------------------------
                                                                Number of Securities                   Value of Unexercised
                                                               Underlying Unexercised                  In-The-Money Options
                                                                 Options at 12/31/96                     at 12/31/96($) 1
                                                             ---------------------------------------------------------------------
                            Shares
                           Acquired          Value
                               on          Realized
         Name              Exercise           ($)           Exercisable      Unexercisable       Exercisable        Unexercisable
----------------------------------------------------------------------------------------------------------------------------------
Mr. Mortensen                  0               0              15,042            32,471             201,999             229,549
Mr. Gurgovits                  0               0              12,607            28,052             169,046             196,326
Mr. Sollenberger               0               0              10,175            17,335             136,132             144,134
Mr. Rundorff                   0               0               8,424            22,893             110,209             152,293
Mr. Rose                       0               0                   0             8,400                   0              25,326
----------------------------------------------------------------------------------------------------------------------------------


1 Represents the difference between the aggregate market value at December 31, 1996 of the shares subject to the options and the aggregate option price of those shares.

Retirement Benefits

         The following table illustrates the maximum annual benefits payable in 1997 under the life annuity option of the First National pension plan, in which Messrs. Mortensen, Gurgovits, Rundorff and Rose participate, and the Basic Retirement Plan (more fully described below) upon normal retirement at age 62.

                       ESTIMATED ANNUAL PENSION PAYMENTS
--------------------------------------------------------------------------------

         Average Annual Earnings                                         Years of Service
          for 5 Years Preceding                -----------------------------------------------------------------------
               Retirement                         10                   15                  20              25 or More
----------------------------------------------------------------------------------------------------------------------
                $125,000                        $43,090              $52,815             $62,540             $72,265
                $150,000                        $54,215              $66,065             $77,915             $89,765
                $175,000                        $71,205              $83,225             $95,245            $107,265
                $200,000                        $88,705             $100,725            $112,745            $124,765
                $225,000                       $106,205             $118,225            $130,245            $142,265
                $250,000                       $123,705             $135,725            $147,745            $159,765
                $275,000                       $141,205             $153,225            $165,245            $177,265
                $300,000                       $158,705             $170,725            $182,745            $194,765
                $325,000                       $176,205             $188,225            $200,245            $212,265
                $350,000                       $193,705             $205,725            $217,745            $229,765
                $375,000                       $211,205             $223,225            $235,245            $247,265
                $400,000                       $228,705             $240,725            $252,745            $264,765
                $500,000                       $298,705             $310,725            $322,745            $334,765
----------------------------------------------------------------------------------------------------------------------

         The retirement benefit for each employee covered by the pension plan is a monthly benefit in the form of a Five Year Certain and Life annuity, equal to 1.2% of Final Average Earnings plus .5% of Final Average Earnings in excess of the employee's Covered Compensation (as defined by Section 401(l)(5)(E) of the Internal Revenue Code) times Years of Service, not to exceed twenty-five
(25) years. The Final Average Earnings figure is calculated using the highest sixty (60) consecutive months of earnings of the last 120 months of service as an employee. The benefits listed above are not subject to deduction for Social Security.

         Compensation included for computation of benefits is base salary and bonus as indicated in the Summary Compensation Table. As of December 31, 1996, credited years of service under the plan were as follows: Mr. Mortensen, 38 years; Mr. Gurgovits, 35 years; Mr. Rundorff, six years and Mr. Rose, one year.

         The following table illustrates the maximum annual benefits payable in 1997 under the life annuity option of the Metropolitan pension plan, in which Mr. Sollenberger participates, and the Basic Retirement Plan (more fully described below) upon normal retirement at age 65.

                       ESTIMATED ANNUAL PENSION PAYMENTS

---------------------------------------------------------------------------------------------------------------------------
          Highest Average Total
         Compensation for Any 5                                           Years of Service
         Consecutive Years of 10            -------------------------------------------------------------------------------
       Years Preceding Retirement               10              15               20               25             30 or More
---------------------------------------------------------------------------------------------------------------------------
                $100,000                      $25,360         $32,711          $40,062          $47,414         $54,765
                $125,000                      $34,494         $43,936          $53,379          $62,822         $72,265
                $150,000                      $43,628         $55,162          $66,696          $78,231         $89,765
                $175,000                      $60,458         $72,160          $83,862          $95,563        $107,265
                $200,000                      $77,958         $89,660         $101,362         $113,063        $124,765
                $225,000                      $95,458        $107,160         $118,862         $130,563        $142,265
---------------------------------------------------------------------------------------------------------------------------

         The retirement benefit for each employee covered by the plan is a monthly benefit for life equal to 28% of Average Monthly Compensation up to the employee's Covered Compensation (as defined by Section 401(l)(5)(E) of the Internal Revenue Code) and 47% of said compensation in excess of the employee's Covered Compensation. The Average Monthly Compensation is calculated by determining the highest Average Total Compensation of any five consecutive years during the last ten years of employment. The monthly benefit of any employee with less than 30 years of service with Metropolitan is reduced by 1/30th for each year of service less than 30. The amount of the contribution, payment or accrual with respect to a specified person is not and cannot be separately or individually calculated by the actuaries for the plan. The benefits listed above are not subject to deduction for Social Security.

         Compensation included for computation of benefits is total cash compensation as indicated in the Summary Compensation Table, including bonuses. As of December 31, 1996, Mr. Sollenberger was credited with eight years of service under the plan.

Basic Retirement Plan

         The Basic Retirement Plan (the "BRP") is an unfunded plan providing supplemental retirement benefits to those officers of the Corporation and its subsidiaries who are designated by the Board of Directors of the Corporation (the "Board"). The basic benefits under the BRP, payable when a participant retires at or after the normal retirement date under his employer's defined benefit or defined contribution plan ("Primary Qualified Plan"), is a monthly benefit equal to either 50%, 60% or 70% (as determined by the Board) of the participant's highest average monthly cash compensation during any five consecutive calendar years within the last ten calendar years of employment. This amount is reduced by the monthly benefit to which the participant would be entitled under Social Security at normal retirement under the Primary Qualified Plan in which he participates and (to the extent the benefit relates to employer contributions other than matching contributions) under other benefit plans designated by the Board. The benefit also includes credits equal to matching stock contributions which certain participants were prevented from receiving pursuant to the Corporation's 401(k) Plan due to limits imposed by the Internal Revenue Code.

         The BRP contains provisions for reducing the basic benefit described above if the participant retires before his normal retirement age but on or after the early retirement date permitted by the Primary Qualified Plan. The participant's rights to benefits under the BRP vest pursuant to a schedule set forth in the BRP which takes into account years of participation in the BRP and years of credited service under the participant's Primary Qualified Plan. A participant automatically becomes 100% vested if he is employed with the Corporation or a subsidiary on his normal retirement date, if a "change in control" (as defined in the BRP) occurs, or in the event of his death or total and permanent disability. Benefits are forfeited in the event a participant's employment is terminated for cause or if the participant retires before the early retirement date provided in his Primary Qualified Plan.

Employment Agreements

         The Corporation has entered into Employment Agreements (collectively, the "Agreements") with Messrs. Mortensen, Gurgovits, Sollenberger, Rundorff and Rose. Each of the Agreements with Messrs. Mortensen, Gurgovits, Sollenberger and Rundorff provide that on December 31 of each year, the term of employment of each executive officer will be automatically extended to December 31 of the third calendar year thereafter (unless the Corporation or the respective executive officer fixes the expiration date of the term of employment in accordance with provisions contained in the Agreements) and that the officer will continue to be employed throughout that term at not less than his current base salary. The Agreement with Mr. Rose is for an initial three year period ending March 21, 1998 and provides that on March 22 of each year thereafter, the term of employment will be automatically extended to March 22 of the next succeeding year (unless the Corporation or Mr. Rose fixes the expiration date of the term of employment in accordance with provisions contained in the Agreement) and that Mr. Rose will continue to be employed throughout that term at not less than his current base salary.

         The term shall not be extended to a date beyond December 31 of the year during which the executive officer reaches age 62, except for Mr. Mortensen, which is age 65, and Mr. Rose. The term of Mr. Rose's Employment Agreement shall not be extended to a date beyond March 21 of the year during which Mr. Rose reaches age 63. The term of employment of Mr. Sollenberger shall be extended only if, prior to the renewal date, the Board of Directors of the Corporation has made a determination to extend the term of his employment for such period.

         The Agreements may be terminated voluntarily by the executive officers and upon such event, all obligations of the Corporation shall cease as of the date of termination. The Corporation will be obligated, should it terminate any of the Agreements other than for cause, to pay the executive officer affected for the balance of the term of his Employment Agreement then in effect. Provision is made in the Agreements for termination of their respective obligations to serve the Corporation and for the payment to them of a bonus equal to approximately three times their annual compensation for Mr. Gurgovits, and two times for Messrs. Rundorff and Rose, in the event of a sale or other change of control transaction affecting the Corporation.

          During 1996, the Corporation and Mr. Mortensen entered into a Post-Employment Services Agreement, which replaces the change in control feature of his current Employment Agreement. Upon cessation of full-time employment under his Employment Agreement, Mr. Mortensen, pursuant to the terms of the Post-Employment Services Agreement, shall be required to make himself available to serve the Corporation as Director and Chairman of the Board and to serve the Corporation and its subsidiaries as an independent consultant with respect to various aspects of their business. Mr. Mortensen shall be entitled to receive compensation for such services.

                            STOCK PERFORMANCE GRAPHS

         The following five-year performance graph compares the cumulative total shareholder return (assuming reinvestment of dividends) on the Corporation's Common Stock (_) to the Nasdaq Composite Index (+) and the Nasdaq Bank Index (o). This stock performance graph assumes $100 was invested on December 31, 1991, and the cumulative return is measured as of each subsequent fiscal year end.

              F.N.B. Corporation Five-Year Stock Performance Graph
                Total Return, Including Stock and Cash Dividends

                   F.N.B.             Nasdaq         Nasdaq
                 Corporation        Composite         Banks
                 -----------        ---------        -------
     1991          100.00             100.00          100.00
     1992          120.36             116.38          145.55
     1993          172.63             133.59          165.99
     1994          184.57             130.59          165.38
     1995          271.22             184.67          246.32
     1996          311.47             227.16          325.60

         The following ten-year performance graph compares the price appreciation of the Corporation's Common Stock (_) with the price appreciation on stocks included in the Nasdaq Composite Index (X).

              F.N.B. Corporation Ten-Year Stock Appreciation Graph
                   Including Stock Splits and Stock Dividends

                   F.N.B.             Nasdaq
                 Corporation        Composite
                 -----------        ---------
     1986          100.00             100.00
     1987          127.71              94.75
     1988          115.72             109.36
     1989          113.75             130.43
     1990           89.14             107.17
     1991           89.35             168.16
     1992           91.62             194.11
     1993          140.74             222.77
     1994          155.12             215.61
     1995          223.68             302.65
     1996          253.87             371.37

                   SECURITY OWNERSHIP OF CERTAIN SHAREHOLDERS

         Under the terms of the Merger Agreement between Reeves Bank ("Reeves") and the Corporation, certain shareholders of Reeves received Series A Preferred Stock and Common Stock in exchange for their shares of Reeves stock. The following table sets forth certain information concerning persons known to the Corporation to be the beneficial owner of 5% or more of the outstanding Series A Preferred Stock as of March 1, 1997. The Corporation is not aware of any other person who is the beneficial owner of 5% or more of any other class of the Corporation's voting stock.

                                                          Shares           Percent of Outstanding
                 Name and Address                      Beneficially               Series A
                                                           Owned               Preferred Stock
                                                                             Beneficially Owned
=================================================================================================
Cede & Co.                                                 4,126                     17.5
Box 20
Bowling Green Station
New York, NY   10004

Hilton G. Klein & Joan H. Klein                            2,160                     9.2
122 Hilton Drive
New Brighton, PA   15006

I.B.E.W. Local #712 Pension Trust Fund
217 Sassafras Lane                                         2,000                     8.5
P. O. Box 248
Beaver, PA 15009

Hanna Jane Boggs
7531 Spring Lake Road, Apt. C2                             1,809                     7.7
Bethesda, MD 20817

Richard Charles Boggs
6211 33rd St. NW                                           1,809                     7.7
Washington, DC 20015
=================================================================================================


                    VOTING SHARES HELD IN FIDUCIARY CAPACITY

         The Corporation's affiliate, First National Bank of Pennsylvania (First National Bank), and said affiliate's nominee were as of March 1, 1997 the beneficial owner of 407,809 shares of the Corporation's Common Stock, or 3.4% of the outstanding shares of Common Stock. These shares are held by First National Bank with full voting and/or dispositive power in various fiduciary capacities. First National Bank has or shares voting power as to 323,026 of these shares, or 2.7% of the total shares of Common Stock outstanding, and 2.6% of the total voting power of the Corporation's outstanding Stock. First National Bank will vote the shares over which it has authority as of the record date for the election of the five candidates for director.

                              INDEPENDENT AUDITORS

         The Corporation re-appointed Ernst & Young LLP ("Ernst & Young") Certified Public Accountants, as independent auditors for the year ended December 31, 1997. Ernst & Young has served as the Corporation's independent auditors since 1993. Representatives of Ernst & Young are expected to be present at the Annual Meeting, and will have the opportunity to make a statement, if they so desire, and respond to appropriate questions.

                           ANNUAL REPORT ON FORM 10-K

         UPON WRITTEN REQUEST TO THE UNDERSIGNED SECRETARY OF THE CORPORATION (AT THE ADDRESS SPECIFIED ON PAGE 1) BY ANY SHAREHOLDER WHOSE PROXY IS SOLICITED HEREBY, THE CORPORATION WILL FURNISH TO SUCH SHAREHOLDER WITHOUT CHARGE A COPY OF ITS 1996 ANNUAL REPORT ON FORM 10-K TO THE SECURITIES AND EXCHANGE COMMISSION, TOGETHER WITH FINANCIAL STATEMENTS AND SCHEDULES THERETO.

                             ADDITIONAL INFORMATION

         The Corporation knows of no other matters which will be presented to shareholders for action at the Annual Meeting. However, if other matters are presented which are proper subjects for action by shareholders, it is the intention of those named in the accompanying proxy to vote such proxy in accordance with their judgment upon such matters.

         Solicitation of proxies will be made by employees of the Corporation, and the cost will be borne by the Corporation. Proxies will be solicited by mail and, in limited instances, by telephone, telegraph and personal interview. The Corporation will also request brokerage houses and other custodians, nominees and fiduciaries to forward soliciting material to the beneficial owners of the stock held of record by such persons and will reimburse such persons for their costs incurred in forwarding such materials.

                             SHAREHOLDER PROPOSALS

         Proposals of security holders intended to be presented at the next Annual Meeting must be received by the Corporation no later than November 20, 1997 for inclusion in the Corporation's proxy statement and form of proxy relating to such meeting.

                                              BY ORDER OF THE BOARD OF DIRECTORS

                                              David B. Mogle, Secretary

------------------------------------------------------------------------------
                               F.N.B. Corporation
    o Hermitage Square o Hermitage, Pennsylvania 16148-3389 o (412) 981-6000

                               F.N.B. CORPORATION
                      1997 ANNUAL MEETING OF SHAREHOLDERS

                                     PROXY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Thomas W. Hodge, William A. Quinn, and Archie
O. Wallace, Esq., each with full power to act without the others, as Proxies of the undersigned, each with the full power to appoint his substitute, and hereby authorizes them to represent and to vote, as indicated on the reverse, all the shares of Common Stock and/or Series A Cumulative Convertible Preferred Stock of F.N.B. Corporation held of record by the undersigned on March 1, 1997, at the Annual Meeting of Shareholders to be held on April 23, 1997 or any adjournment of it.

       (CONTINUED, AND TO BE MARKED, DATED AND SIGNED, ON THE OTHER SIDE)

                              FOLD AND DETACH HERE


    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF DIRECTORS.

           Please mark your votes as indicated in this example [ X ]


ELECTION OF DIRECTORS:

FOR THE TERM OF FOUR                   FOR all               WITHHOLD
YEARS: Charles T. Cricks,          nominees listed         authority to
Henry M. Ekker, Thomas W.           below (except          vote for all
Hodge, James S. Lindsay              as marked to            nominees
and Paul P. Lynch.                  the contrary)          listed below

                                        [   ]                 [   ]

INSTRUCTION: To withhold authority to vote your shares for any individual nominee, write that nominee's name here:


-----------------------------------------------------------------------------
Your shares will be voted for the election of each nominee whose name is not written in the space above.


THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREBY BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THE PROXIES WILL VOTE SHARES REPRESENTED BY THIS PROXY FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR AND WILL VOTE IN THEIR DISCRETION ON SUCH OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.

PLEASE DATE, EXECUTE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.


SIGNATURE(S)                                             DATE
-----------------------------------------------------------------------------


SIGNATURE(S)                                             DATE
-----------------------------------------------------------------------------
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

                              FOLD AND DETACH HERE

                                     [LOGO]

                               F.N.B. CORPORATION

Dear Shareholder:

F.N.B. Corporation offers a Voluntary Dividend Reinvestment and Stock Purchase Plan for its shareholders.

This plan provides features such as safekeeping to eliminate the risk of loss, theft or destruction of stock certificates; automatic dividend reinvestment and purchase of additional common shares without a broker fee.

All of these convenient features are at no cost to you.

If you wish to participate in this Plan, a Prospectus and enrollment card may be obtained by calling Shareholder Relations at 800-490-3951 or 800-262-7600 (ext. 7629).

                                                     Sincerely,

                                                     F.N.B. CORPORATION